UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2014, the Company entered into a change in control severance agreement (the “Agreement”) with Glenn C. Coleman, Corporate Vice President and Chief Financial Officer. The agreement provides for the payment of severance and other benefits to Mr. Coleman in the event of a “qualifying termination,” which means a termination of employment with the Company without “cause” or for by Mr. Coleman for “good reason,” in either case, on or within one year following a “change in control” of the Company (each, as defined in the Agreement). In the event of a qualifying termination, the Agreement provides for:

•	a lump sum payment equal to 1.5 times the sum of Mr. Coleman’s annual base salary and target cash bonus;

•	a lump sum payment equal to a pro rata portion of Mr. Coleman’s target cash bonus for the partial fiscal year in which the termination occurs;

•	Company-subsidized COBRA premium payments for up to eighteen months following the termination date; and

•	Company-paid outplacement services for up to twelve months following the termination date.

Mr. Coleman’s right to receive the severance payments and benefits described above is subject to his delivery and non-revocation of an effective general release of claims in favor of the Company.

In addition, under the Agreement, to the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that Mr. Coleman receives the greater of the (i) net amount of the change in control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change in control payments and benefits without such reduction.

The term of the Agreement expires on December 31, 2014. However, upon the occurrence of a change in control, the term will automatically be extended until the one-year anniversary of the date on which the change in control occurs. In addition, if Mr. Coleman incurs a qualifying termination during the term of this Agreement, the term automatically will be further extended until Mr. Coleman’s rights and obligations are fully satisfied.

The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by the terms of the form of Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 1, 2014 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS

10.1 Form of Change in Control Severance Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 1, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: May 12, 2014	By:	/s/ Peter J. Arduini
Peter J. Arduini
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

-------------------	---------------------------

10.1	Form of Change in Control Severance Agreement (Incorporated by reference to
Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 1,
2014)